Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement 333-149204 of the Bank of America Corporation filed with the Securities and Exchange Commission, pertaining to the Countrywide Financial Corporation 401(k) Savings and Investment Plan of our report dated September 28, 2009, with respect to the financial statements and supplemental schedule of the Countrywide Financial Corporation 401(k) Savings and Investment Plan included in the Annual Report (Form 11-K) as of April 6, 2009 and for the period from January 1, 2009 through April 6, 2009.

Charlotte, North Carolina

October 1, 2009

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